News Announcement	For Immediate Release

Contact:
B. Caroline Beasley, Chief Financial Officer	Stewart Lewack, Joseph Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000 or email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS

FOURTH QUARTER RESULTS

NAPLES, Florida, March 3, 2004 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and twelve-month periods ended December 31, 2003.

For the three months ended December 31, 2003, consolidated net revenue decreased 1.7% to $32.1 million from $32.7 million in the same period of 2002. Operating income from continuing operations for the period decreased 13.2% to $7.4 million from $8.5 million in the fourth quarter of 2002, while Station Operating Income (SOI) was $9.6 million, down 9.1% from $10.6 million in the year-ago period. Net income rose 3.9% to $3.3 million, or $0.14 per diluted share, from $3.2 million, or $0.13 per diluted share, in the three months ended December 31, 2002. Per share results for the fourth quarters of 2003 and 2002 are based on 24,381,411 and 24,306,892 shares outstanding on a fully diluted basis, respectively.

Reported and same-station results are the same for the three month periods ended December 31, 2003 and 2002, as no station acquisitions or dispositions were completed in the relevant periods.

For the twelve months ended December 31, 2003, consolidated net revenue was $114.5 million, compared to $114.7 million in the same period of 2002. Operating income from continuing operations declined 5.6% to $26.4 million from $28.0 million in the year-ago period, while SOI declined 3.8% to $35.5 million compared to $36.8 million. The Company reported net income of $12.8 million, or $0.52 per diluted share, for 2003, compared to a net loss of $3.7 million, or a loss of $0.15 per diluted share, in 2002. Net income for the 2003 period reflects a $4.5 million gain on the sale of 300,000 shares of investment securities. The 2002 net loss reflected the adoption of SFAS No. 142 (Goodwill & Other Intangible Assets), which resulted in a non-cash, after-tax impairment charge taken in the first quarter of 2002 totaling $12.1 million, or $0.50 per diluted share, pertaining to the impairment of FCC licenses and goodwill, of which $0.4 million, or $0.02 per diluted share,

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Beasley Broadcast Group, 3/3/04	page 2 of 8

is reported in discontinued operations. Per share results for 2003 and 2002 are based on 24,334,480 and 24,312,899 shares outstanding on a fully diluted basis, respectively.

On a same-station basis for 2003, consolidated net revenue was $114.5 million, compared to $114.6 million in the year ago period. SOI on a same-station basis decreased 3.4% to $35.5 million, from $36.7 million for the year ended December 31, 2002.

For the period ended December 31, 2003, the Company’s credit facility stipulates a maximum leverage ratio of 6.00-to-1.00, calculated as total outstanding senior debt (as defined in the credit agreement) at the end of a fiscal quarter divided by consolidated operating cash flow (as defined in the credit agreement) for the trailing twelve-month period. As of December 31, 2003, the Company’s total outstanding senior debt was $170.0 million and consolidated operating cash flow for the trailing twelve-month period was $30.5 million, for a leverage ratio of 5.57-to-1.00.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Our 2003 revenue performance was mixed, reflecting the general performance of the industry as a whole. Due to programming and sales successes during the year, we performed better than anticipated in our Miami, Las Vegas and Ft. Myers market clusters, which together added $2.5 million in revenue over 2002 levels. However, the uncertain advertising climate due to the war in Iraq led to an approximate $1.0 million revenue decrease at our Fayetteville market cluster, which is located near several military bases. Additionally, our Philadelphia cluster saw revenue decline approximately $1.6 million due to the absence of a non-traditional revenue event that was held in 2002, as well as a format change at one of its two FM stations and generally lower national advertising revenue.

“Importantly, we continued to focus on reducing our leverage in 2003 by utilizing cash flow generated from operations and proceeds from the sale of investment securities to pay down debt. These actions helped lower interest expense by 27% over 2002 levels.”

First Quarter Guidance

For the three-month period ending March 31, 2004, the Company anticipates reporting net revenue up 1% over year-ago levels, which reflects the impact of reformatting one of its FM stations in the Philadelphia market. This guidance is based on the economic and market conditions as of March 3, 2004, and assumes no material changes in economic conditions or other major world events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information

The Company will host a conference call and simultaneous webcast today, March 3, 2004, at 10:30 a.m. EDT to discuss its financial results and operations. Both the call and webcast are open to the

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Beasley Broadcast Group, 3/3/04	page 3 of 8

general public. The dial in number for the conference call is 973-935-8511; please call five minutes in advance to ensure that you are connected prior to the presentation. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site (www.bbgi.com) or for 24 hours via telephone at 973/341-3080 (reservation 4497623).

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that, owns or operates 41 stations (26 FM and 15 AM) located in ten large- and mid-size markets in the United States.

Definitions

Same-station results compare stations operated by our company at December 31, 2003 to those same-stations operated by our company at December 31, 2002. They reflect the exclusion of operating results from WRNO-FM and KMEZ-FM in New Orleans, which were sold during the first quarter of 2002, and the operating results of WBYU-AM in New Orleans, which was sold during the first quarter of 2003 and which are included in discontinued operations.

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as costs of services (excluding depreciation and amortization) and selling, general and administrative expenses. SOI replaces broadcast cash flow (BCF) as the metric used by management to assess the performance of its stations. Although it is calculated in the same manner as BCF, our management believes that using the term “station operating income” provides a more accurate description of the performance measure.

SOI (including SOI margin) and same-station SOI are financial measures of performance that are not calculated in accordance with generally accepted accounting principles. We use these non-GAAP financial measures for internal budgeting purposes and to evaluate the performance of our radio stations. Management uses SOI to evaluate the operating performance of our radio stations because SOI enables management to measure the performance of our radio stations before non-cash expenses for depreciation and amortization and general and administrative costs and expenses related to our corporate and capital structure. Management also uses SOI to make decisions as to the acquisition and disposition of radio stations. SOI excludes recurring non-cash and corporate-level costs and expenses, which may also be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented as separate line items on our statements of operations contained in our periodic reports filed with the SEC.

While the Company recognizes that because SOI is not calculated in accordance with generally accepted accounting principles, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in

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Beasley Broadcast Group, 3/3/04	page 4 of 8

comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows management and investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends”, “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (SEC). Readers should note that these statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the loss of key personnel, a downturn in the performance of our large-market radio stations, the Company’s substantial debt levels, and changes in the radio broadcast industry generally. The Company’s actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. These statements do not include the potential impact of any acquisitions or dispositions announced or completed after March 3, 2004. All information in this release is as of March 3, 2004, and the Company undertakes no obligation to update the information contained herein to actual results or changes to the Company’s expectations.

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Beasley Broadcast Group, 3/3/04	page 5 of 8

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net revenue	$32,132,660	$32,698,115	$114,482,240	$114,692,029

Costs and expenses:
Cost of services (excluding depreciation and amortization) (1)	12,241,721	11,694,080	39,461,502	37,458,376
Selling, general and administrative (1)	10,250,276	10,398,795	39,559,535	40,384,193
Corporate general and administrative	1,391,811	1,303,017	5,494,605	5,151,244
Depreciation and amortization	874,436	805,555	3,573,992	3,725,484

Total costs and expenses	24,758,244	24,201,447	88,089,634	86,719,297
Operating income from continuing operations	7,374,416	8,496,668	26,392,606	27,972,732
Interest expense	(2,267,987)	(3,664,083)	(11,195,231)	(15,263,648)
Loss on extinguishment of long-term debt	—	(99,753)	—	(1,906,184)
Gain on sale of investments	—	599,877	4,491,938	599,877
Gain on increase in fair value of derivative financial instruments	220,815	253,000	1,629,815	2,821,000
Interest income	90,189	161,257	593,409	611,183
Other income (expense)	85,147	(40,396)	(560,849)	(423,162)

Income from continuing operations before income taxes	5,502,580	5,706,570	21,351,688	14,411,798
Income tax expense	2,202,575	2,523,265	8,847,336	5,812,479

Income from continuing operations before cumulative effect of accounting change and discontinued operations	3,300,005	3,183,305	12,504,352	8,599,319
Cumulative effect of accounting change (net of income taxes) (2)	—	—	—	(11,676,516)
Discontinued operations (net of income taxes)	—	(8,437)	266,840	(649,853)

Net income (loss)	$3,300,005	$3,174,868	$12,771,192	$(3,727,050)

Basic net income (loss) per share:
Income from continuing operations before cumulative effect of accounting change and discontinued operations	0.14	0.13	0.52	0.35
Cumulative effect of accounting change (2)	—	—	—	(0.48)
Discontinued operations	—	—	0.01	(0.02)

Net income (loss)	$0.14	$0.13	$0.53	$(0.15)

Diluted net income (loss) per share:
Income from continuing operations before cumulative effect of accounting change and discontinued operations	0.14	0.13	0.51	0.35
Cumulative effect of accounting change (2)	—	—	—	(0.48)
Discontinued operations	—	—	0.01	(0.02)

Net income (loss)	$0.14	$0.13	$0.52	$(0.15)

Basic common shares outstanding	24,274,654	24,273,441	24,273,783	24,273,441

Diluted common shares outstanding	24,381,411	24,306,892	24,334,480	24,312,899

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Beasley Broadcast Group, 3/3/04	page 6 of 8

(1)	We refer to our “Cost of Services” (excluding depreciation and amortization) and “Selling, General and Administrative” together as our “Station operating expenses” for the purposes of calculating “Operating Income from Continuing Operations and Margin,” “SOI and Margin,” and “Same-Station SOI” below and reconciling each to “Operating Income from Continuing Operations.”
(2)	Effective January 1, 2002, the Company adopted SFAS No. 142. The effect of this accounting change, after giving effect to discontinued operations, totaled $11.7 million, or $0.48 per diluted share, on an after-tax basis in 2002.

Selected Balance Sheet Data—Unaudited

(in thousands)

	December 31,	December 31,
	2003	2002
Cash and cash equivalents	$7,730	$5,448
Working capital	26,799	19,066
Total assets	277,891	282,091
Long term debt, less current installments	169,987	189,040
Total stockholders’ equity	69,410	54,180

Selected Statement of Cash Flows Data—Unaudited

(in thousands)

	Twelve Months Ended December 31
	2003	2002
Net cash provided by operating activities	$20,338	$13,265
Net cash provided by investing activities	8,405	18,360
Net cash used in financing activities	(26,461)	(31,176)
Net increase in cash & cash equivalents	2,282	449

Operating Income From Continuing Operations and Margin Calculation (Unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net revenue	$32,132,660	$32,698,115	$114,482,240	$114,692,029
Station operating expenses	(22,491,997)	(22,092,875)	(79,021,037)	(77,842,569)
Corporate general and administrative	(1,391,811)	(1,303,017)	(5,494,605)	(5,151,244)
Depreciation and amortization	(874,436)	(805,555)	(3,573,992)	(3,725,484)

Operating income from continuing operations	$7,374,416	$8,496,668	$26,392,606	$27,972,732

Operating income from continuing operations margin(1)	22.9%	26.0%	23.1%	24.4%

(1)	Operating income margin from continuing operations is calculated by dividing operating income from continuing operations by net revenue.

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Beasley Broadcast Group, 3/3/04	page 7 of 8

SOI and Margin Calculation (Unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net revenue	$32,132,660	$32,698,115	$114,482,240	$114,692,029
Station operating expenses	(22,491,997)	(22,092,875)	(79,021,037)	(77,842,569)

SOI	$9,640,663	$10,605,240	$35,461,203	$36,849,460

SOI margin (1)	30.0%	32.4%	31.0%	32.1%

(1) SOI margin is calculated by dividing SOI by net revenue.

Reconciliation of SOI to Operating Income from Continuing Operations (Unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
SOI	$9,640,663	$10,605,240	$35,461,203	$36,849,460
Corporate general and administrative	(1,391,811)	(1,303,017)	(5,494,605)	(5,151,244)
Depreciation and amortization	(874,436)	(805,555)	(3,573,992)	(3,725,484)

Operating income from continuing operations	$7,374,416	$8,496,668	$26,392,606	$27,972,732

Same-Station Results Reconciliation (Unaudited):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2003	2002	Δ%	2003	2002	Δ%
Net revenue (as reported)	$32,132,660	$32,698,115	(1.7)	$114,482,240	$114,692,029	(0.2)
Sold stations (1)	—	—		—	(135,043)

Same-station net revenue	$32,132,660	$32,698,115	(1.7)	$114,482,240	$114,556,986	(0.1)

	2003	2002	Δ%	2003	2002	Δ%
Station operating expenses (as reported)	$22,491,997	$22,092,875	1.8	$79,021,037	$77,842,569	1.5
Sold stations (1)	—	18,150		—	7,311

Same-station station operating expenses	$22,491,997	$22,111,025	1.7	$79,021,037	$77,849,880	1.5

	2003	2002	Δ%	2003	2002	Δ%
Same-station net revenue	$32,132,660	$32,698,115	(1.7)	$114,482,240	$114,556,986	(0.1)
Same-station station operating expenses	22,491,997	22,111,025	1.7	79,021,037	77,849,880	1.5
Same-station SOI	$9,640,663	$10,587,090	(8.9)	$35,461,203	$36,707,106	(3.4)

(1)	Includes WRNO-FM and KMEZ-FM, divested March 20, 2002, but does not include WBYU-AM, which was divested February 5, 2003, and which is included in discontinued operations.

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Beasley Broadcast Group, 3/3/04	page 8 of 8

Reconciliation of Same-Station SOI to Operating Income from Continuing Operations (Unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Same-station SOI	$9,640,663	$10,587,090	$35,461,203	$36,707,106
Sold station net revenue	—	—	—	135,043
Sold station operating expenses	—	18,150	—	7,311
Corporate general and administrative expenses	(1,391,811)	(1,303,017)	(5,494,605)	(5,151,244)
Depreciation and amortization	(874,436)	(805,555)	(3,573,992)	(3,725,484)

Operating income from continuing operations	$7,374,416	$8,496,668	$26,392,606	$27,972,732

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